UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2017 (June 5, 2017)

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36439	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8813 F Street, Omaha NE, 68127

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

12325 Emmet Street, Omaha, NE 68164

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported on October 13, 2016, Transgenomic, Inc. (the “Company”), New Haven Labs Inc., a wholly-owned subsidiary of the Company, and Precipio Diagnostics, LLC (“Precipio”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Precipio will become a wholly-owned subsidiary of the Company (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. Following the Merger, Transgenomic will change its name to Precipio, Inc.

At the 2017 Special Meeting of Stockholders (the “Special Meeting”) of the Company held on June 5, 2017, the Company’s stockholders voted on seven proposals: (1) the issuance of shares of the Company’s common stock and the Company’s new preferred stock pursuant to the Merger, including shares of the Company’s common stock to be issued upon conversion of the Company’s preferred stock to be issued in the Merger and the resulting “change of control” of the Company (“Proposal One”); (2) the issuance of shares of the Company’s common stock and the Company’s new preferred stock to holders of certain secured indebtedness of the Company, whereby such holders will receive in exchange for such indebtedness shares of the Company’s common stock and the Company’s new preferred stock, including shares of the Company’s common stock to be issued upon conversion of the Company’s new preferred stock (“Proposal Two”); (3) the issuance of shares of the Company’s new preferred stock pursuant to a private placement, including shares of the Company’s common stock to be issued upon conversion of the Company’s new preferred stock to be issued in the private placement (“Proposal Three”); (4) the issuance of shares of the Company’s common stock to be issued upon the exercise or exchange of certain warrants issued by the Company in 2016 (“Proposal Four”); (5) the approval of the 2017 Stock Option and Incentive Plan (“Proposal Five”); (6) the approval of, on a non-binding, advisory basis, payment by the Company of certain compensation to the Company’s named executive officers that is based on or otherwise relates to the Merger (“Proposal Six”); and (7) the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the other proposals (“Proposal Seven”, and collectively, the “Proposals”).

The Proposals were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 12, 2017, as supplemented on May 25, 2017.

As of the close of business on April 12, 2017, the record date for the Special Meeting, there were a total of 26,863,062 issued and outstanding shares of Common Stock and 214,705 issued and outstanding shares of Series A-1 Preferred Stock. Each share of common stock was entitled to one vote on each matter voted on at the Special Meeting. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock held on each matter voted on at the Special Meeting. Accordingly, the owners of the Series A-1 Preferred Stock had an aggregate of 199,675 votes with respect to the matters voted on at the Special Meeting. The holders of Series A-1 Preferred Stock voted together as a single class with the holders of common stock on each of the Proposals.

The affirmative vote of a majority of the shares of Common Stock and Series A-1 Preferred Stock outstanding and entitled to vote on the matter, voting together as a single class (with each one share of Series A-1 Preferred Stock being entitled to 0.93 votes), is required to approve each of the Proposals. At the Special Meeting, 14,150,587 shares of Common Stock, including all shares of Series A-1 Preferred Stock entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

The final results for the votes regarding the Proposals are set forth below.

Proposal One: The Company’s stockholders approved the proposal to issue 160,585,422 shares of common stock, par value $0.01 per share, as well as 24,087,813 shares of senior convertible preferred stock to be issued, pursuant to the Merger Agreement, dated as of October 12, 2016 and amended as of February 2, 2017, by and among the Company, New Haven Labs Inc., which is a wholly owned subsidiary of the Company, and Precipio Diagnostics, LLC (“Precipio”), and the issuance of 24,087,813 shares of common stock issuable upon conversion of such senior convertible preferred stock and the resulting “change of control” of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	13,190,195	557,803	402,589
Total Votes	13,190,195	557,803	402,589

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

Proposal Two: The Company’s stockholders approved the proposal to issue 24,087,813 shares of senior convertible preferred stock and approximately 10.4 million shares of common stock to holders of certain secured indebtedness of the Company in exchange for such indebtedness and the issuance of 24,087,813 shares of common stock issuable upon conversion of such senior convertible preferred stock. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	13,147,750	585,345	417,492
Total Votes	13,147,750	585,345	417,492

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

Proposal Three: The Company’s stockholders approved the proposal to issue 56,204,898 shares of senior convertible preferred stock to be issued to investors in a related private placement and the issuance of 56,204,898 shares of common stock issuable upon conversion of such senior convertible preferred stock. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	13,203,013	537,071	410,503
Total Votes	13,203,013	537,071	410,503

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

Proposal Four: The Company’s stockholders approved the proposal to issue 2,999,836 shares of the Company’s common stock upon exercise or exchange of certain outstanding warrants. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	13,198,913	539,347	412,327
Total Votes	13,198,913	539,347	412,327

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

Proposal Five: The Company’s stockholders approved the Transgenomic, Inc. 2017 Stock Option and Incentive Plan. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	13,099,781	637,893	412,913
Total Votes	13,099,781	637,893	412,913

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

Proposal Six: The Company’s stockholders approved, on a non-binding, advisory basis, payment by the Company of certain compensation to the Company’s named executive officers that is based on or otherwise relates to the Merger. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	12,887,352	857,829	405,406
Total Votes	12,887,352	857,829	405,406

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

Proposal Seven: The Company’s stockholders approved the proposal to adjourn the special meeting of the Company’s stockholders, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting of the Company’s stockholders to approve the other proposals. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	13,586,309	492,453	71,825
Total Votes	13,586,309	492,453	71,825

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

No other items were presented for approval by the Company’s stockholders at the Special Meeting.

The approval of the Proposals by the stockholders provides the board of directors with the authority to carry out the transactions contemplated by the Proposals (the “Transactions”), but the board of directors is not obligated to do so. Notwithstanding approval of the Proposals by the stockholders, the board of directors may, in its sole discretion, abandon any or all of the Proposals and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the Transactions.

Item 8.01. Other Events

On June 6, 2017, the Company issued the press release attached hereto as Exhibit 99.1 regarding the Special Meeting, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: June 6, 2017	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 6, 2017.